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                                                                   Exhibit 23.02









                         Consent of Independent Auditors




         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to options to purchase an aggregate of 1,062,250 shares of Common Stock of Cantel Medical Corp. (the "Company") under the Company's 1997 Employee Stock Option Plan, the Company's 1998 Directors' Stock Option Plan and under certain stock option agreements between the Company and each of Charles M. Diker, Darwin C. Dornbush, John W. Rowe, Joseph M. Cohen and Joseph L. Harris and to the incorporation by reference therein of our report dated September 26, 2000, with respect to the consolidated financial statements and schedule of Cantel Medical Corp. included in its Annual Report on Form 10-K for the year ended July 31, 2000, filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP



MetroPark, New Jersey
March 19, 2001